                                                                    EXHIBIT 10.3


THIS NOTE AND THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN THE AFFILIATE SUBORDINATION AGREEMENT (AS THE SAME MAY BE AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME, THE "SUBORDINATION AGREEMENT"), DATED AS OF SEPTEMBER 23, 1998 BY AND AMONG THE MAKER OF THIS NOTE, THE PAYEE OF THIS NOTE, AND FLEET NATIONAL BANK, AS AGENT; AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES (I) TO BE BOUND BY THE TERMS OF THE SUBORDINATION AGREEMENT AND (II) IN THE EVENT THAT ANY CONFLICT EXISTS BETWEEN THE TERMS OF THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THE DELIVERY OF THIS NOTE AND THE TERMS OF THE SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL GOVERN AND BE CONTROLLING.

                             AMENDED AND RESTATED
                         SUBORDINATED PROMISSORY NOTE
                         ----------------------------


$2,101,197              Lansing, Michigan      September 23, 1998
----------



     For value received, the undersigned (the "Maker") promises to pay ON DEMAND in immediately available funds to the order of Horizon Cable I Limited Partnership (hereinafter referred to as the "Payee") the principal sum of Two Million One Hundred and One Thousand One Hundred Ninety-Seven Dollars ($2,101,197) or such lesser amount as may be shown on a Schedule of Advances annexed hereto and acknowledged in writing by the Maker (the "Principal"), with interest (computed on the basis of a 360-day year) accrued on the unpaid Principal from time to time outstanding, payable monthly at an annual rate equal to eight percent (8%) per annum.

     Notwithstanding anything to the contrary set forth herein, the entire unpaid Principal and accrued interest on this Note is subject to mandatory prepayment in the event of any liquidation, dissolution or winding up of the Maker, whether voluntary or involuntary. The consolidation or merger of the Maker into or with any other entity or entities, or the sale, lease, exchange or other transfer by the Maker of all or substantially all of its assets, or the dissolution without reconstitution of the Maker, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or commencement of any proceedings under the United States Bankruptcy Code or any insolvency law by or against the Maker, shall be deemed to be a liquidation, dissolution or winding up of the Maker within the meaning of the provisions of this paragraph.

     Every maker, endorser and guarantor hereof or of the indebtedness evidenced hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands, notices and suretyship defenses generally, in connection with the delivery, acceptance, performance, default or enforcement of or under this Note, and (c) agrees to pay, to the extent permitted by law, all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Payee in enforcing this Note and any collateral or security therefor on default, whether or not litigation is commenced.

     No delay or omission of the Payee in exercising any right or remedy hereunder shall constitute a wavier of any such right or remedy. Acceptance by the Payee of any payment after acceleration shall not be deemed a waiver of such acceleration. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

     The Maker represents that this Note has been duly executed and delivered and constitutes a legal, valid and binding obligation of the Maker, enforceable against the Maker in accordance with its terms. The execution, delivery and performance of this Note does not and will not violate or conflict with, result in a breach of, or constitute a default under, any applicable law or any indenture, agreement, other contractual restriction, or instrument to which the Maker is a party, or all such violations, conflicts, breaches or defaults have been duly waived.

     This Note amends and restates in its entirety, and is issued in substitution for, Maker's "Senior Secured Promissory Note" dated December 31, 1996 in the original principal amount of $1,775,000, and represents a continuation of the outstanding obligations of the Maker thereunder.

     This Note shall take effect as an instrument under seal and shall be governed and construed in accordance with the laws of the State of Michigan.

                         VOYAGER INFORMATION NETWORKS, INC.



                         By: /s/ Christopher Torto
                             ---------------------
                             Christopher Torto
                             Chief Executive Officer

                             SCHEDULE OF ADVANCES
                             --------------------


     This Schedule supplements the Amended and Restated Subordinated Promissory Note of Voyager Information Networks, Inc. (the "Maker") dated September 23, 1998 in the original principal amount of $2,101,197 payable to Horizon Cable I Limited Partnership. The Maker hereby acknowledges receipt of the advances in the amount and on the dates set forth below, all of which shall be included as "Principal" under, and be governed by the terms and conditions of, said Note.

Date of Advance               Amount of Advance             Receipt Acknowledged
---------------               -----------------             --------------------

                                       3